Vertiv Completes Acquisition of UtilityInnovation Group
~$1.45 billion acquisition expected to expand Vertiv’s addressable opportunity in power-constrained data centers
UIG’s proven team and proprietary technology add microgrid controls, onsite generation orchestration, microgrid-specific switchgear and behind-the-meter power architecture to Vertiv’s portfolio
Extends Vertiv’s power and cooling portfolio from grid interconnect to chip, independent of any single generation technology or supplier
COLUMBUS, Ohio (October 27, 2026) — Vertiv Holdings Co. (NYSE: VRT) (“Vertiv”), a global leader in critical digital infrastructure, today announced its wholly-owned subsidiary, Vertiv Corporation, has completed its acquisition of Utility Innovation Holdings, Inc., which operates as UtilityInnovation Group (“UIG”) for approximately $1.45 billion in upfront cash. The transaction includes additional contingent consideration of up to $1.15 billion in cash based on achieving certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets over 12- and 24-month periods.
At the approximately $1.45 billion purchase price, the acquisition represents approximately 13x expected UIG 2027 EBITDA. The EBITDA multiple is anticipated to be significantly lower if the full earnout is paid. Vertiv expects the acquisition to be accretive to adjusted earnings per share in the first year following completion.
UIG is a leader in microgrid solutions, advanced power controls and behind-the-meter power architecture design for data centers. The acquisition extends Vertiv upstream to the grid interconnect, adding microgrid controls, onsite generation and energy storage orchestration, and behind-the-meter power architecture. These capabilities are expected to help data center operators secure power faster as grid constraints increasingly limit AI infrastructure deployment.

“We are pleased to welcome the UIG team to Vertiv,” said Vertiv CEO Giordano Albertazzi. “As AI data center operators work to accelerate deployment in an increasingly power-constrained environment, access to power has become a critical competitive advantage. With UIG now part of Vertiv, we can extend our capabilities upstream to the utility interconnect and onsite power sources, creating a coordinated solution, from behind-the-meter power generation to chip, that helps customers achieve faster time to power without tying them to a single generation technology or supplier.”
The Vertiv and UIG combination is expected to give customers greater flexibility in how they source, manage and scale power as data center requirements evolve by:
•Accelerating access to power to ease or eliminate dependence on utility interconnection timelines,
•Enabling Behind the Meter (BTM) site capacity to scale beyond what the grid alone can provide, and
•Providing a single accountable relationship from grid interconnect through rack-level infrastructure.
“UIG is excited to advance its mission to solve the power constraints that are slowing AI data center development,” said Sidney Hinton, Founder and CEO of UIG. “As part of Vertiv, we will be able to bring our microgrid and behind-the-meter power expertise to a broader set of customers globally, helping accelerate deployment of the critical infrastructure needed to support the growth of AI.”
J.P. Morgan Securities LLC acted as financial advisor to Vertiv, and Buchanan Ingersoll & Rooney PC served as legal counsel. Morgan Stanley & Co. LLC acted as financial advisor to UIG, and Davis Polk & Wardwell LLP served as legal counsel.
For more information about Vertiv’s end-to-end portfolio of power and thermal management systems, infrastructure solutions and lifecycle services, visit vertiv.com.
About Vertiv Holdings Co.
Vertiv Holdings Co. (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
About UIG
Founded in 2020, UIG is headquartered in Raleigh, North Carolina, with European headquarters in Dublin, Ireland, and manufacturing operations in North Carolina and New Jersey. The company designs and delivers power systems that support real-time load and frequency balancing across behind-the-meter systems and utility-connected energy resources, helping address the power demands of AI data center workloads. Its solutions include proprietary controls software, customized microgrid switchgear and energy storage.
Forward-looking statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the transaction, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the successful integration of UIG; expected expenses related to the integration; the possible diversion of management time on issues related to the integration; the ability of Vertiv to maintain relationships with customers and suppliers of UIG; the ability of Vertiv to retain management and key employees of

UIG; and whether Vertiv would realize anticipated synergies and accretion contemplated by the acquisition. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE: Vertiv Holdings Co
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